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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Headlands Mortgage Company:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change to the Company's method of accounting for originated mortgage servicing rights in 1995.

(signed) KPMG Peat Marwick LLP

San Francisco, Ca.
October 20, 1997